Exhibit 32.2

CERTIFICATION OF INTERIM CHIEF FINANCIAL OFFICER

18 U.S.C. Certification of Jon A. Ramsey
Interim Chief Financial Officer of
Duckwall-ALCO Stores, Inc. and Subsidiaries

I, Jon A. Ramsey, Interim Chief Financial Officer of Duckwall-ALCO Stores, Inc. and Subsidiaries, hereby certify, in accordance with 18 U.S.C. ss 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)
The Quarterly Report on Form 10-Q for the quarter ended May 4, 2008, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)
The information contained in the Quarterly Report on Form 10-Q for the quarter ended April 29, 2007, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operation of Duckwall-ALCO Stores, Inc.

A signed original of this written statement required by Section 906 has been provided to Duckwall-ALCO Stores, Inc. and will be retained by Duckwall-ALCO Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 11, 2008
By: /s/ Jon A. Ramsey
Jon A. Ramsey
Inerim Chief Financial Officer